SCHEDULE 14A
                               (Rule 14a-101)
                  Information Required in Proxy Statement

                          SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the registrant  / /
Filed by party other than the registrant  /x/

Check the appropriate box:
/ /   Preliminary proxy statement   / /   Confidential, for Use of the
                                          Commission Only (as permitted by
/ /   Definitive proxy statement          Rule 14a-6(e)(2))

/ /   Definitive additional materials

/x/   Soliciting material pursuant to
      Rule 14a-11(c) or Rule 14a-12

                                   ADT LIMITED
              (Name of Registrant as Specified In Its Charter)

                             WESTERN RESOURCES, INC.
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/x/   No fee required.
/ /   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
      6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)4 and 0-
      11.
      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:
/ /   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1)   Amount Previously Paid:
      (2)   Form Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

The following materials were released to analysts on or after December 18, 1996:

--------------------------------------------------------------------------------


                                Western Resources

                               Building Our Future

























                                                               December 18, 1996

Western Resources
                                                                               1

Overview
--------------------------------------------------------------------------------


-        Western Resources' Profile

-        Western Resources' Strategic Plan

-        Western Resources' Recent Security Announcements



Western Resources
                                                                               2

Western Resources Profile
--------------------------------------------------------------------------------


"Western Resources will be the leading provider of energy and energy-related services for homes and businesses."



Western Resources
                                                                               3

History

--------------------------------------------------------------------------------


-   1924 - Company founded under the name The Kansas Power and Light Company

-   1980 - Profile - The Kansas Power and Light Company

    -    400,000 customers
    -    Less than $1 billion total assets
    -    Less than $300 million in market value
    -    $49 million earnings

- 1983 - Bought Gas Service Company

- 1992 - Merged with Kansas Gas & Electric to create Western Resources

- 1993 - Sold 40% of Gas Service Company for $400+ million

- 1995 - Acquired Mobilfone Security and CSI to start Westar Security



Western Resources
                                                                               4

Recent History

--------------------------------------------------------------------------------


-   1996 -

    -   Acquired The Wing Group

    -   Commenced offer for KCPL, formal discussions began in November

    - Announced agreement to exchange the balance of natural gas business worth $660 million to ONEOK for 45% of ONEOK stock

    -   Purchased Westinghouse Security Services for approximately $368 million

    -   Bid $3.5 billion for ADT



Western Resources
                                                                               5

Western Financial Statistics

--------------------------------------------------------------------------------


-   Market price at 12/13/96 = $30.875

-   52-week high/low $34.875 - $28

-   Dividends:

    -  1996 indicated annual dividend = $2.06

    -  Paid every year since 1924 and increased every year for the last 20 years

-  Current yield = 6.7%

- Bond ratings of A- and A3, (affirmed in light of ONEOK announcement last week)

-  Net income twelve months ending 9/30/96 $183 million, up 8.5% from 1995

-  With ONEOK and Westinghouse:

    -  Assets increase to more than $6 billion

    -  Market value of approximately $2 billion


Western Resources
                                                                               6

Today's Western Resources

--------------------------------------------------------------------------------


-   Full-service, diversified energy company

-   1995 revenues of $1.6 billion

-   Serves 600,000 electric customers in Kansas

    -   Merger with KLT would add 430,000 more electric customers


- Marketing access to 1.4 million natural gas customers in Kansas and Oklahoma through ONEOK alliance


-   Rapidly expanding our unregulated businesses

    -   Westar Security - Monitored home and commercial security systems

    -   Westar Energy - Wholesale, one-stop energy provider

    -   Westar Capital - Energy-related investments

    -   The Wing Group - Premier developer of international generation projects



Western Resources
                                                                               7

Status Report:
Kansas City Power & Light (KLT) merger

--------------------------------------------------------------------------------


-   Exchange offer extended to 1/15/97

-   Negotiations continue; intend resolution by next offer deadline

- Not actively soliciting tenders of KLT shares, pursuant to understanding with KLT

-   Expect to close by late 1997



Western Resources
                                                                               8

Status Report:
ONEOK Strategic Alliance

--------------------------------------------------------------------------------


- Western contributes all of its gas assets to ONEOK to create the 9th largest LDC in the country

- Western gains access to 735,000 customers to market unregulated products and services

- $660 million transaction makes Western Resources the largest shareowner of ONEOK with 45% ownership on a fully converted basis

- Western Resources will book 9.9% of ONEOK's earnings through equity accounting plus a preferred dividend of not less than $1.80 per share

-   Accretive to Western shareowners in the first full year



Western Resources
                                                                               9

Our Strategic
Plan for Growth

--------------------------------------------------------------------------------


-        Maintain a strong core utility business
                    ------ ---- ------- --------

-        Build a branded national presence
                 ------- -------- --------

-        Become a leader in the international energy business
                  ------ -- --- ------------- ------ --------



Western Resources
                                                                              10

Strategic Priority:
Strong Core Business

--------------------------------------------------------------------------------


Characteristics:
----------------

-   Low-cost producer of energy

-   Strong brand identity

-   Superior customer satisfaction levels


Opportunities:
--------------

-   Increase product offerings to consumers

-   Lower costs through reorganization


Investment Strategies:
----------------------

-   Expand customer base and geographic footprint

-   Acquisition opportunities include KLT

-   Alliance opportunities including ONEOK




Western Resources
                                                                              11

Strategic Priority:
Leader in the International Energy Business

--------------------------------------------------------------------------------


Characteristics:
----------------

- Most growth in generating facilities and energy consumption during the next 20 years will take place outside the U.S.

-   Most of the growth will occur in developing nations, like China

-   Foreign countries are privatizing generation


Opportunities:
--------------

-   Develop relationships with central governments

-   Find local partners; seek third-party financial partners

- Receive carried interest for structuring expertise and obtain opportunity for equity investment as appropriate

-   Favorable position when distribution is eventually privatized

Investment Strategies:
----------------------

- Builders of infrastructure will be best-positioned to eventually serve end users

- Acquisition opportunities include: developers, existing plants, greenfield projects


Western Resources
                                                                              12

Status Report:
The Wing Group

--------------------------------------------------------------------------------


-   Purchased in early 1996

-   Premier developer of power projects in the world

    - Finalized agreement with CPI in December, involving more than 2,000 MW coal-fired generation in China

    -   Closed on Turkey project, a 478 MW combined-cycle plant

    -   Closed on project to participate in 160 MW gas-fired plant in Colombia



Western Resources
                                                                              13

Strategic Priority:
Branded National Presence

--------------------------------------------------------------------------------


Characteristics:
----------------

- No utility has more than 4% of electric market; WR has access to 2% of market; our critical mass goal is 5 - 10 million customers; or 5% - 10% of energy market

- Electric utilities sell only in certified territories, except to other utilities and municipalities, but legislative changes will likely allow utilities to compete for customers like AT&T, MCI, and Sprint


Opportunities:
--------------

- Find a product with characteristics similar to electricity or natural gas that may be sold nationwide today... security

- Sell products (energy & security) under umbrella of brand names. Today we market under the names Westar, KPL and KGE and soon under Oklahoma Natural Gas


Investment Strategies:
----------------------

- Income opportunities reside with being a low-cost provider of services to end-user consumers


Western Resources
                                                                              14

Why Security?

--------------------------------------------------------------------------------


- Residential security business is attractive because of strong consumer demand, double-digit growth rates and fragmented set of competitors

- Home security is another profitable service that can be offered with other products and services to gain customer loyalty in anticipation of electric industry deregulation

- Exposure already gained is enhanced by WSS and ADT acquisitions: gaining customer base, brand names, infrastructure and expertise



Western Resources
                                                                              15

Westar Security

--------------------------------------------------------------------------------


- Five acquisitions in the last year, gaining more than 100,000 customers which makes us the 10th largest security company, by estimated customer count, in the country

- This growth further establishes the Westar name with a branded product identity

- Acquisition of Westinghouse Security Systems (WSS) announced on 12/16/96 and offer for ADT announced on 12/18/96


Western Resources
                                                                              16

Recent Acquisition:
Westinghouse Security Systems

--------------------------------------------------------------------------------


-   Transaction terms

    - Creates 3rd largest security systems company in the U.S., by customer count

    - Adds 300,000 customers in 44 states and branch offices in 24 states -- provides access to 55% of US households

    -   Cash transaction of approximately $368 million

    - Gain state-of-the-art centralized monitoring and customer service center and national branch network offering an excellent platform for growth



Western Resources
                                                                              17

Westar Security, including WSS

--------------------------------------------------------------------------------





     [Map of the United States with shaded areas representing locations of:
                                  Westar & WSS;
                               Westar Operations;
                                       and
                                  WSS Offices.]










Western Resources
                                                                              18

Recent Announcement:
ADT Limited, Inc.

--------------------------------------------------------------------------------


-   "Break-out strategy" diversifies WR's revenue and earnings base

- ADT's leading brand-name, market-share position in the security business (3x the next largest competitor)

- Only 20% of US security market penetrated; the US security market is highly fragmented offering considerable opportunity for consolidation

- Security industry revenue and earnings growth projected to continue at approximately 10% per annum

-   Geographic expansion of customer base

    -   1.7 million customers in 44 states, UK, Europe and Canada

    -   230 offices in North America and access to 70% of the US population

-   Significantly cash flow accretive in the first year



Western Resources
                                                                              19

Financial Summary
ADT

--------------------------------------------------------------------------------



   Security Operations
   -------------------

(US$ millions)                       1993                    1994                    1995
--------------                       ----                    ----                    ----



Revenues                              $937.3                 $999.8                 $1,092.5

EBITDA                                 261.0                  292.0                    324.6

EBIT                                   135.1                  153.7                    170.1


Revenue Growth                          4.0%                   6.7%                     9.3%

EBITDA Margin                           27.8                   29.2                     29.7

EBIT Margin                             14.4                   15.4                     15.6

Residential Customers (Avg)          417,000                546,000                  693,500

Commercial Customers  (Avg)          387,000                395,500                  423,000
                                    --------------------------------------------------------

Total Customers (Avg)                804,000                941,500                1,116,500





Western Resources
                                                                              20

Westar Security Reach
with WSS and ADT acquisitions

--------------------------------------------------------------------------------




                   [Map of the United States with shaded areas
                    representing extent of Westar Security's
                     reach, after WSS and ADT acquisitions.]


Western Resources
                                                                              21

Description of Offer
ADT

--------------------------------------------------------------------------------



TERM                             SUMMARY
----                             -------

Consideration                    $7.50 cash and $15.00 of WR common stock per
                                   share of ADT common stock

                                 Number of WR common shares capped at .5042 per
                                   each ADT common share

                                 Current exchange rate, based on 12/13/96
                                   closing price is .4858


Form of Transaction              Taxable to ADT shareholders

                                 WR will utilize purchase accounting


Financing                        Cash portion of offer will be financed through
                                   a commitment from Chase Manhattan Bank



Western Resources
                                                                              22

Description of Process
ADT

--------------------------------------------------------------------------------



TERM                              SUMMARY
----                              -------


Process                           WR initiates an exchange offer to acquire ADT
                                    for $22.50 a share in cash and stock

                                  WR will exercise our right (as holder of more
                                    than 10%) to call a special shareholder
                                    meeting to elect new directors

                                  WR will mail a proxy statement to ADT
                                    shareholders proposing to replace the ADT board of directors with WR nominees

                                  ADT shareholders vote at a special meeting on
                                    election of directors proposed by WR

                                  New ADT board of directors acts to remove
                                    impediments to WR acquisition




Western Resources
                                                                              23

Transaction Summary
ADT

--------------------------------------------------------------------------------


Growth Impact         Dramatically increases Western Resources' growth profile
-------------

Strategic Impact      Positions Western Resources to compete nationally in the
----------------        energy and energy-related marketplace




Western Resources
                                                                              24

--------------------------------------------------------------------------------

COMMON SHARES OF ADT LIMITED ("ADT") HELD BY WESTAR CAPITAL, INC. ("WESTAR") AND CERTAIN DIRECTORS AND EXECUTIVE OFFICERS, EMPLOYEES AND OTHER REPRESENTATIVES, INCLUDING DIRECTOR NOMINEES, OF WESTERN RESOURCES, INC. ("WESTERN RESOURCES") AND WESTAR, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND ADT

          Western Resources and Westar may solicit proxies in order to replace the Board of Directors of ADT with their nominees, Steven L. Kitchen and Steven
A. Millstein. The participants in this solicitation may include Western Resources and Westar, John E. Hayes, Jr. and David C. Wittig, each a director of Western Resources, and the following executive officers and employees of Western Resources or Westar (unless otherwise indicated, each is an executive officer or employee of Western Resources): Steven L. Kitchen (E.V.P. and C.F.O.), Carl M. Koupal, Jr. (E.V.P. and C.A.O.), John K. Rosenberg (E.V.P. and G.C.), Jerry D. Courington (Controller), James A Martin (V.P.), Richard D. Terrill (Secretary), Steven A. Millstein (President, Westar Consumer), Michel' J. Philipp, Bruce A. Akin, Craig A. Weingartner and Lori A. Finney.

          Westar beneficially owns approximately 27% of the Common Shares of ADT all of which were purchased in privately negotiated and open market purchases during the last two years.

          Other than as set forth herein, as of the date of this analysts presentation, neither Western Resources or Westar nor any of their respective directors, executive officers, employees or other representatives, including director nominees, who may solicit proxies has any security holdings in ADT.

          Although Salomon Brothers Inc ("Salomon"), Bear Stearns & Co. Inc. ("Bear Stearns") and Chase Securities Inc. ("Chase"), financial advisors to Western Resources, and Barnes Associates, Inc. ("Barnes Associates") and Deloitte & Touche, consultants to Western Resources, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning them, Gregg S. Polle (Managing Director), Arthur H. Tildesley, Jr. (Director), Bill Murphy (Vice President), Chad Rucker and Lisa Grieve (each an Associate), in each case of Salomon, Douglas T. Lake (Senior Managing Director), Rich Osler (Managing Director) and David F. Huff (Vice President), in each case of Bear Stearns, Mark Davis (Managing Director), John Bass (Vice President) and Andrew Quigley (Associate), in each case of Chase, Michael S. Barnes (President) and Mark Gronowski (Senior Vice President), in each case of Barnes Associates, and Tom Flaherty (National Partner) and Chris Bracken (Senior Consultant), in each case of Deloitte & Touche, may assist Western Resources and Westar in such a solicitation. Salomon, Bear Stearns and Chase engage in full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their business, Salomon, Bear Stearns and Chase may trade securities of ADT for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Brothers Inc has advised Western Resources that as of December 13, 1996, Salomon held a short position with respect to 10,800 common shares of ADT, and beneficially owned Liquid Yield Option Notes of an affiliate of ADT exchangeable for 14,595 common shares of ADT. Bear Stearns and Chase have advised Western Resources that they have no beneficial ownership of securities of ADT or its affiliates.

          Except as disclosed above, to the knowledge of Western Resources and Westar, none of Western Resources or Westar, or their respective directors, executive officers, employees or other representatives, including director nominees, named above has any interest, direct or indirect, by security holdings or otherwise, in ADT.

          A registration statement relating to the Western Resources securities referred to in this analysts presentation has been filed with the Securities and Exchange Commission but has not yet become effective. This analysts presentation shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Western Resources
                                                                              25